Exhibit 99.1

USG Corporation Reports Second Quarter 2017 Results

Business Highlights

Second Quarter 2017 vs. Second Quarter 2016

  Net sales increased to $811 million from $769 million
  Net income decreased to $36 million from $74 million; adjusted net income increased to $64 million from $61 million
  Earnings per diluted share decreased to $0.24 from $0.50; adjusted earnings per diluted share increased to $0.44 from $0.42
  Repurchased $72 million of common stock under $250 million share repurchase program

CHICAGO--(BUSINESS WIRE)--July 26, 2017--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported results for the second quarter of 2017.

“Our US wallboard shipments in the second quarter of 2017 were up double-digits and were at the highest levels we have seen since 2008,” said Jennifer F. Scanlon, President and CEO. “However, rising commodity costs and a competitive pricing environment weighed on our operating margins and second quarter performance. We are taking actions to address inflation and will continue our strategic investment in advanced manufacturing to deliver profitable growth.”

On a consolidated basis in the second quarter of 2017, net sales were $811 million, compared to $769 million in the second quarter of 2016. Operating profit decreased to $96 million from $122 million, while adjusted operating profit decreased to $117 million from $127 million in the second quarter of 2017 compared to the second quarter of 2016.

USG generated $36 million in net income and $0.24 per diluted share in the second quarter of 2017, compared to $74 million and $0.50 per diluted share in the second quarter of 2016. On an adjusted basis, net income of $64 million and diluted earnings per share of $0.44 in the second quarter of 2017 increased from $61 million and $0.42, respectively, in the second quarter of 2016. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The corporation’s Gypsum segment generated $90 million of operating profit in the second quarter of 2017. On an adjusted basis, operating profit of $95 million in the Gypsum segment decreased by $6 million from the second quarter of 2016. US wallboard volumes increased by 10% in the second quarter of 2017. US wallboard price decreased by approximately 1% due primarily to competitive pricing pressures and the impact of transitioning certain wallboard volumes from wholly-owned distribution at L&W Supply, which was sold in 2016, to independent distribution. US wallboard manufacturing costs increased by $8 million due almost exclusively to inflation in waste paper costs.

The Ceilings segment earned $23 million of operating profit in the second quarter of 2017. On an adjusted basis, operating profit of $24 million in the Ceilings segment decreased by $8 million from the second quarter of 2016. The reduction in operating profit was driven primarily by higher steel costs as well as lower ceiling tile pricing.

The USG Boral business generated $14 million of equity income in the second quarter of 2017, a decrease of $2 million from the second quarter of 2016. The impact of increased plasterboard volumes was more than offset by higher manufacturing costs and an increase in withholding taxes on an intercompany dividend.

“This quarter we launched the Commercial Construction Index, a new quarterly index that will help measure the health and vitality of the commercial construction industry,” added Scanlon. "The initial results from the survey validate our efforts to create and bring to market innovative products like Ensemble™ Monolithic Acoustical Ceiling Systems and Sheetrock® Brand EcoSmart Panels, which we introduced this year. These products address challenges faced by our industry, including speed of construction, labor availability, and sustainability.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG investor relations website, investor.usg.com, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 45163620. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, August 25, 2017. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 45163620.

USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, and adjusted earnings per diluted share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint venture is 50%. In addition, the corporation uses adjusted net income as a component in the measurement of incentive compensation. Prior year adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including, but not limited to, our actions to address inflation and our strategic investment in advanced manufacturing. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; our ability to maintain or achieve price increases; the loss of one or more major customers; the impact on our performance and financial results due to the disposition of L&W Supply, one of our largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at our facilities; an increasing number of our customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; significant changes in factors and assumptions used to measure our defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net sales	$811	$769	$1,578	$1,516
Cost of products sold	643	576	1,246	1,142
Gross profit	168	193	332	374
Selling and administrative expenses	72	71	145	139
Recovery of receivable	—	—	—	(3)
Operating profit	96	122	187	238
Income from equity method investments	14	16	27	23
Interest expense	(19)	(38)	(39)	(78)
Interest income	—	1	1	3
Loss on extinguishment of debt	(22)	(2)	(22)	(4)
Other (expense) income, net	(3)	2	(4)	5
Income from continuing operations before income taxes	66	101	150	187
Income tax expense	(20)	(34)	(49)	(60)
Income from continuing operations	46	67	101	127
(Loss) income from discontinued operations, net of tax	(10)	7	(10)	14
Net income	$36	$74	$91	$141

Earnings per average common share - basic:
Income from continuing operations	$0.32	$0.46	$0.69	$0.87
(Loss) income from discontinued operations	(0.07)	0.04	(0.07)	0.09
Net income	$0.25	$0.50	$0.62	$0.96

Earnings per average common share - diluted:
Income from continuing operations	$0.31	$0.46	$0.68	$0.86
(Loss) income from discontinued operations	(0.07)	0.04	(0.07)	0.09
Net income	$0.24	$0.50	$0.61	$0.95

Average common shares	144,526,900	145,933,165	145,753,098	145,856,220
Average diluted common shares	146,860,939	147,994,032	148,291,473	147,321,420

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)
	As of	As of
	June 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$371	$427
Short-term marketable securities	59	62
Receivables (net of reserves - 2017 - $8 and 2016 - $8)	234	183
Inventories	249	236
Income taxes receivable	1	1
Other current assets	35	40
Total current assets	949	949
Long-term marketable securities	33	29
Property, plant and equipment (net of accumulated
depreciation and depletion - 2017 - $2,026 and 2016 - $1,960)	1,718	1,707
Deferred income taxes	469	492
Equity method investments	656	628
Other assets	62	64
Total assets	$3,887	$3,869

Liabilities and Stockholders' Equity
Accounts payable	$242	$237
Accrued expenses	133	175
Income taxes payable	4	10
Total current liabilities	379	422
Long-term debt	1,077	1,083
Deferred income taxes	4	4
Pension and other postretirement benefits	272	290
Other liabilities	187	184
Total liabilities	1,919	1,983
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2017 - 143,410,000 shares and 2016 - 146,167,000 shares	15	15
Treasury stock at cost; 2017 - 3,103,000 shares and 2016 - 0 shares	(95)	—
Additional paid-in capital	3,043	3,038
Accumulated other comprehensive loss	(329)	(385)
Retained earnings (accumulated deficit)	(666)	(782)
Total stockholders' equity	1,968	1,886
Total liabilities and stockholders' equity	$3,887	$3,869

Other Information:
Total cash and cash equivalents and marketable securities	$463	$518
Borrowing availability under existing credit facilities	189	85
Total Liquidity	$652	$603

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Six months ended June 30,
	2017	2016
Operating Activities
Net income	$91	$141
Less: (Loss) income from discontinued operations, net of tax	(10)	14
Income from continuing operations	101	127

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	65	67
Loss on extinguishment of debt	22	4
Recovery of receivable	—	(3)
Share-based compensation expense	9	9
Deferred income taxes	48	58
Gain on asset dispositions	(1)	(10)
Income from equity method investments	(27)	(23)
Dividends received from equity method investments	23	18
Pension settlement	7	2
Change in operating assets and liabilities	(117)	(86)
Other, net	(1)	(12)
Net cash provided by operating activities of continuing operations	129	151
Net cash (used for) provided by operating activities of discontinued operations	(1)	13
Net cash provided by operating activities	$128	$164

Investing Activities
Purchases of marketable securities	(54)	(167)
Sales or maturities of marketable securities	53	187
Capital expenditures	(72)	(26)
Net proceeds from asset dispositions	2	12
Other investing activities	1	10
Net cash (used for) provided by investing activities of continuing operations	(70)	16
Net cash (used for) provided by investing activities of discontinued operations	6	(2)
Net cash (used for) provided by investing activities	$(64)	$14

Financing Activities
Issuance of debt	500	—
Repayment of debt	(520)	(141)
Payment of debt issuance fees	(8)	—
Issuances of common stock	3	2
Repurchase of common stock	(97)	—
Repurchases of common stock to satisfy employee tax withholding obligations	(4)	(2)
Net cash used for financing activities of continuing operations	$(126)	$(141)

Effect of exchange rate changes on cash	6	—

Net (decrease) increase in cash and cash equivalents from continuing operations	$(61)	$26
Net increase in cash and cash equivalents from discontinued operations	5	11
Net (decrease) increase in cash and cash equivalents	(56)	37
Cash and cash equivalents at beginning of period	427	442
Cash and cash equivalents at end of period	$371	$479

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net Sales
Gypsum
United States	$582	$539	$1,137	$1,075
Canada	92	86	175	168
Mexico / Latin America	52	49	101	93
Canadian Mining	—	—	—	—
Eliminations	(38)	(38)	(76)	(72)
Total	688	636	1,337	1,264
Ceilings
United States	118	124	230	239
Canada	12	14	25	27
Mexico / Latin America	7	8	14	16
Eliminations	(11)	(11)	(23)	(26)
Total	126	135	246	256

Eliminations	(3)	(2)	(5)	(4)
Total USG Corporation Net Sales	$811	$769	$1,578	$1,516

Operating Profit (Loss)
Gypsum
United States	$87	$106	$177	$207
Canada	2	5	3	11
Mexico / Latin America	2	4	3	6
Canadian Mining	(1)	(3)	(2)	(6)
Gypsum Transportation Limited	—	—	—	3
Total	90	112	181	221
Ceilings
United States	23	29	44	55
Canada	—	2	1	3
Mexico / Latin America	—	1	1	2
Total	23	32	46	60

Corporate	(17)	(22)	(40)	(43)
Total USG Corporation Operating Profit	$96	$122	$187	$238

USG Boral Building Products (UBBP)
Net sales	$287	$273	$563	$502
Operating profit	40	41	75	64
Net income attributable to UBBP	28	32	53	46
USG share of income from UBBP	14	16	27	23

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Operating profit - GAAP	$96	$122	$187	$238
Income from equity method investments	14	16	27	23
Pension settlement charge	7	—	7	—
Gain on sale of surplus property	—	(11)	—	(11)
GTL recovery of receivable / shipping operations	—	—	—	(3)
Adjusted operating profit - Non-GAAP	$117	$127	$221	$247

Gypsum operating profit - GAAP	$90	$112	$181	$221
Pension settlement charge	5	—	5	—
Gain on sale of surplus property	—	(11)	—	(11)
GTL recovery of receivable	—	—	—	(3)
Gypsum adjusted operating profit - Non-GAAP	$95	$101	$186	$207

US Gypsum operating profit - GAAP	$87	$106	$177	$207
Pension settlement charge	5	—	5	—
Gain on sale of surplus property	—	(11)	—	(11)
US Gypsum adjusted operating profit - Non-GAAP	$92	$95	$182	$196

Ceilings operating profit - GAAP	$23	$32	$46	$60
Pension settlement charge	1	—	1	—
Ceilings adjusted operating profit - Non-GAAP	$24	$32	$47	$60

US Ceilings operating profit - GAAP	$23	$29	$44	$55
Pension settlement charge	1	—	1	—
US Ceilings adjusted operating profit - Non-GAAP	$24	$29	$45	$55

UBBP operating profit - GAAP	$40	$41	$75	$64
Income from equity method investments owned by UBBP	5	4	8	6
Operating profit attributable to non-controlling interest, pre-tax	(2)	(2)	(3)	(4)
Severance charge	—	—	—	1
UBBP adjusted operating profit - Non-GAAP	$43	$43	$80	$67

Selling and Administrative Expenses - GAAP	$72	$71	$145	$139
Pension settlement charge	(2)	—	(2)	—
Adjusted Selling and Administrative Expenses - Non-GAAP	$70	$71	$143	$139

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income - GAAP	$36	$74	$91	$141
Loss (income) from discontinued operations, net of tax	10	(7)	10	(14)
Loss on extinguishment of debt	22	2	22	4
Pension settlement charge	7	—	7	—
Gain on sale of surplus property	—	(11)	—	(11)
GTL recovery of receivable	—	—	—	(8)
Tax expense (benefit) on adjustments (a)	(11)	3	(11)	5
Adjusted net income - Non-GAAP	$64	$61	$119	$117

Earnings per average diluted common share - GAAP	$0.24	$0.50	$0.61	$0.95
Adjustments per average diluted common share:
Loss (income) from discontinued operations, net of tax	0.07	(0.04)	0.07	(0.09)
Loss on extinguishment of debt	0.15	0.02	0.15	0.03
Pension settlement charge	0.05	—	0.05	—
Gain on sale of surplus property	—	(0.08)	—	(0.08)
GTL recovery of receivable	—	—	—	(0.05)
Tax expense (benefit) on adjustments (a)	(0.07)	0.02	(0.07)	0.04
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.44	$0.42	$0.81	$0.80

Average diluted common shares – GAAP	146,860,939	147,994,032	148,291,473	147,321,420
Adjustment to add common shares that would be dilutive based on adjusted net income	—	—	—	—
Adjusted average diluted common shares – Non-GAAP	146,860,939	147,994,032	148,291,473	147,321,420

(a) - Tax effect on adjustments is calculated using country specific statutory rates.

CONTACT:
USG Corporation
Media
Kathleen Prause
(312) 436-6607
kprause@usg.com
or
Investors
Ryan Flanagan
(312) 436-5304
investorrelations@usg.com